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                       CONSENT OF INDEPENDENT ACCOUNTANTS



     We consent to the inclusion in the Registration Statement on Form S-3 (Registration Statement No. 333-04375) of our report dated January 22, 1996 on our audits of the consolidated financial statements of MBIA Insurance Corporation and Subsidiaries. We also consent to the reference to our firm under the caption "Experts."


                                        /s/ Coopers & Lybrand L.L.P.

                                        Coopers & Lybrand L.L.P.


June 12, 1996
New York, New York